Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Annual Report on Form 10-K for the fiscal year ended December 31, 2022 of Medalist Diversified REIT, Inc. (the “Company”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Thomas E. Messier, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 10, 2023	/s/ Thomas E. Messier
Date	Chief Executive Officer and Chairman of the Board
(Principal Executive Officer)

This written report is being furnished to the Securities and Exchange Commission as an exhibit to the Report. A signed original of this written statement required by Section 906 has been provided to Medalist Diversified REIT, Inc. and will be retained by Medalist Diversified REIT, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.